Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 22, 2005 by and between INFOSONICS CORPORATION, a Maryland corporation (“Borrower”), and WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION (“Trade Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Trade Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Trade Bank dated as of October 6, 2005, as amended from time to time (“Credit Agreement”).

WHEREAS, Trade Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

I.                                         Article I.  CREDIT FACILITY.  Section 1.2 Credit Extension Limit is hereby deleted in its entirety, and the following substituted therefor:

“1.2  Credit Extension Limit.  The aggregate outstanding amount of all Credit Extensions may at no time exceed the lesser of (a) Twenty-five Million Dollars ($25,000,000) or (b) the sum of Borrowing Base, plus any outstandings on the Standby Letters of Credit subfacility from the date hereof through February 28, 2006, or (c) the sum of Borrowing Base, less any outstandings on the Standby Letters of Credit subfacility from March 1, 2006 and thereafter (“Overall Credit Limit”).  The aggregate outstanding amount of all Credit Extensions outstanding at any time under the Revolving Credit Facility may not excess that amount specified as the “Credit Limit” in the Supplement for the Facility, and the aggregate outstanding amount of all Credit Extensions outstanding at any time under each Subfacilitiy (or any subcategory thereof) may not exceed that amount specified as the “Credit Sublimit” in the Supplement for the Facility.  An amount equal to 100% of each unfunded Credit Extension shall be used in calculating the outstanding amount of Credit Extensions under this Agreement.

The Subfacility of the Revolving Credit Facility is Sandby Letters of Credit.”

II.                                     EXHIBIT B – REVOLVING CREDIT FACILITY SUPPLEMENT shall be deleted in its entirety, and the attached EXHIBIT B – REVOLVING CREDIT FACILITY

SUPPLEMENT, all terms of which are incorporated herein by this reference, shall be substituted therefor.

Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

INFOSONICS CORPORATION			WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION

By:	/s/	Joseph Ram	By:	/s/ Dean Yasuda
		Joseph Ram		Dean Yasuda
Title:		Chief Executive Officer	Title:	Vice President